                                                                  Exhibit (d)(6)

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NOTICE OF GRANT OF STOCK OPTIONS                         ACCRUE SOFTWARE, INC.
AND OPTION AGREEMENT                                     ID:  94-3238684
                                                         48634 Milmont Drive
                                                         Fremont, CA  94538

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[OPTIONEE]                                                OPTION NUMBER:
[OPTIONEE ADDRESS]                                        PLAN:            1996
                                                          ID:

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Effective [GRANT DATE], you (the Optionee) have been granted a(n)
[Non-Qualified] [Incentive] Stock Option to buy ___________ shares of Accrue Software, Inc. (the Company) stock at $______ per share.

The total option price of the shares granted is $_____________.

Your vesting commencement date is 09/30/01. Shares in each period will become fully vested on the date shown.

        Shares               Vest Type             Full Vest          Expiration
        ------               ---------             ---------          ----------
        ________             On Vest Date          __________         _________

        ________             Monthly               __________         _________


Acceleration of vesting, if any, as provided on attached addendum.

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This Notice of Stock Option Grant may be executed in counterparts and each counterpart shall have the same force and effect as an original and shall constitute a binding agreement on the part of you and the Company.
By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Plan identified above (the Plan) as amended and the Option Agreement. A copy of the Plan and the Option Agreement are attached hereto and are incorporated by reference and made a part of this document. You agree that you have reviewed the Plan, the Option Agreement and this Notice of Stock Option Grant in their entirety (collectively referred to as the Option). You also agree that you have had an opportunity to obtain the advice of counsel prior to executing the Option and that you fully understand all provisions of this Option.

Further, you agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any question arising under this Option.

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Accrue Software, Inc.                              Date


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OPTIONEE                                           Date


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

                    ADDENDUM TO NOTICE OF STOCK OPTION GRANT


Acceleration of Vesting Schedule: In the event your employment or consulting relationship with the Company is terminated without Cause (as defined below) in connection with or within three (3) months following a Change of Control, an additional 25% of the Shares subject to the Option shall vest. Notwithstanding the foregoing, in no event shall you be entitled to exercise a number of shares under the Option in excess of the total number of shares granted set forth on the Notice of Stock Option Grant.

Definitions:

     For purposes of this Addendum, "Change of Control" shall mean the occurrence of any of the following events: (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or (ii) a sale of all or substantially all of the assets of the Company (collectively, a "Merger"), so long as in either case the Company's stockholders of record immediately prior to such Merger will, immediately after such Merger, hold less than 50% of the voting power of the surviving or acquiring entity.

     For purposes of this Addendum, "Cause" for your termination of employment or consulting relationship will exist at any time after the happening of one or more of the following events:

        (a) Your willful misconduct or gross negligence in performance of your duties hereunder, including your refusal to comply in any material respect with the legal directives of the Company's President, Chief Executive Officer or Board of Directors so long as such directives are not inconsistent with your position and duties, and such refusal to comply is not remedied within ten (10) working days after written notice from the President, Chief Executive Officer or Board of Directors, which written notice shall state that failure to remedy such conduct may result in termination for Cause;

        (b) Dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including conviction of a felony; or

        (c) Your incurable material breach of any element of the Company's Confidential Information and Invention Assignment Agreement, including without limitation, your theft or other misappropriation of the Company's proprietary information.

                              ACCRUE SOFTWARE, INC.
                                 1996 STOCK PLAN
                                OPTION AGREEMENT

        1. GRANT OF OPTION. Accrue Software, Inc., a Delaware corporation (the "Company"), hereby grants the optionee (the "Optionee") named in the attached Notice of Grant of Stock Options (the "Notice") an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") as set forth in the Notice, at the exercise price per share set forth in the Notice (the "Exercise Price") subject to the terms, definitions and provisions of the Accrue Software, Inc. 1996 Stock Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

        If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

        2. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant of Stock Options and with the provisions of Section 9 of the Plan as follows:

              (a) RIGHT TO EXERCISE.

                  (i) This Option may not be exercised for a fraction of a share.

                  (ii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections S, 6 and 7 below, subject to the limitation contained in Section 2(a)(i).

                  (iii) In no event may this Option be exercised after the Expiration Date of this Option as set forth in the Notice of Grant of Stock Options.

              (b) METHOD OF EXERCISE. This Option shall be exercisable by execution and delivery of the Cash Exercise Agreement (the "Exercise Agreement") Notice attached hereto as Exhibit A or of any other form of written notice approved for such purpose by the Company which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Option exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Option exercise price.

           No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of applicable law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

        3. METHOD OF PAYMENT. Payment of the Exercise Price shall be by cash, check or any other method permitted under the Plan; provided however that the Administrator may refuse to allow Optionee to tender a particular form of payment (other than cash or check) if, in the Administrator's sole discretion, acceptance of such form of consideration would not be in the best interests of the Company at such time.

        4. RESTRICTIONS ON EXERCISE. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

        5. TERMINATION OF RELATIONSHIP. In the event of termination of Optionee's Continuous Status as an Employee or Consultant, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option within ninety (90) days following the Termination Date (but in no event later than the Expiration Date set forth in the Notice of Grant of Stock Options). To the extent that Optionee was not entitled to exercise this Option at such Termination Date, or if Optionee does not exercise this Option within the time specified in this Section 5, the Option shall terminate.

        6. DISABILITY OF OPTIONEE.

           (a) Notwithstanding the provisions of Section 5 above, in the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve months from the Termination Date (but in no event later than the Expiration Date set forth in the Notice of Grant of Stock Options), exercise this Option to the extent Optionee was entitled to exercise it as of such Termination Date. To the extent that Optionee was not entitled to exercise the Option as of the Termination Date, or if Optionee does not exercise this Option (to the extent so entitled) within the time specified in this Section 6(a), the Option shall terminate.

           (b) Notwithstanding the provisions of Section 5 above, in the event of termination of Optionee's consulting relationship or Continuous Status as an Employee as a result of disability not constituting a total and permanent disability (as set forth in Section 22(e)(3) of the Code), Optionee may, but only within six months from the Termination Date (but in no event later than the Expiration Date set forth in the Notice of Grant of Stock Options), exercise the

Option to the extent Optionee was entitled to exercise it as of such Termination Date; provided, however, that if this is an Incentive Stock Option and Optionee fails to exercise this Incentive Stock Option within three months from the Termination Date, this Option will cease to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) and Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such exercise in an amount generally measured by the difference between the Option for the Shares and the Fair Market Value of the Shares on the date of exercise. To the extent that Optionee was not entitled to exercise the Option at the Termination Date, or if Optionee does not exercise this Option to the extent so entitled within the time specified in this Section 6(b), the Option shall terminate.

        7. DEATH OF OPTIONEE. In the event of the death of Optionee (a) during the term of this Option and while an Employee or Consultant of the Company and having been in Continuous Status as an Employee or Consultant since the date of grant of the Option, or (b) within 30 days after Optionee's Termination Date, the Option may be exercised at any time within six months following the date of death (but in no event later than the Expiration Date set forth in the Notice of Grant of Stock Options), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the Termination Date.

        8. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

        9. TERM OF OPTION. This Option may only be exercised prior to the Expiration Date set forth in the Notice of Grant of Stock Options, subject to the limitations set forth in Section 7 of the Plan.

        10. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of certain of the federal and California tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

           (a) EXERCISE OF INCENTIVE STOCK OPTION. If this Option qualifies as an Incentive Stock Option, there will be no regular federal or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Option exercise price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise.

           (b) EXERCISE OF NONSTATUTORV STOCK OPTION. If this Option does not qualify as an Incentive Stock Option, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair

Market Value of the Shares on the date of exercise over the Option exercise price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of the compensation income at the time of exercise.

            (c) DISPOSITION OF SHARES. In the case of a Nonstatutory Stock Option, if Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for more than one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and California income tax purposes. In either case, the long-term capital gain will be taxed for federal income tax and alternative minimum tax purposes at a maximum rate of 20% if the Shares are held more than one year after exercise. If Shares purchased under an Incentive Stock Option are disposed of within one year after exercise or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Option exercise price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

            (d) NOTICE OF DISQUALIFYING DISPOSITION OF INCENTIVE STOCK OPTION SHARES. If the Option granted to Optionee herein is an Incentive Stock Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.

        11. WITHHOLDING TAX OBLIGATIONS.

            (a) GENERAL WITHHOLDING OBLIGATIONS. As a condition to the exercise of Option granted hereunder, Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of the Option. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied. Optionee understands that, upon exercising a Nonstatutory Stock Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares over the Option exercise price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Additionally, Optionee may at some point be required to satisfy tax withholding obligations with respect to the disqualifying disposition of an Incentive Stock Option. Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option by one or some combination of the following methods: (i) by cash or check payment, (ii) out of Optionee's current compensation, (iii) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares which (A) in the case of Shares previously acquired from the Company, have been owned by

Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value determined as of the applicable Tax Date (as defined in Section 11
(c) below) on the date of surrender equal to the minimum statutory amount required to be withheld, or (iv) by electing to have the Company withhold from the minimum statutory Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value determined as of the applicable Tax Date equal to the minimum statutory amount required to be withheld.

            (b) STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. In the event the Administrator allows Optionee to satisfy his or her tax withholding obligations as provided in Section 11(a)(iii) or (iv) above, such satisfaction must comply with the requirements of this Section (11)(b) and all applicable laws. All elections by Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                (i) the election must be made on or prior to the applicable Tax Date (as defined in Section 11 (c) below);

                (ii) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made; and

                (iii) all elections shall be subject to the consent or disapproval of the Administrator.

In the event the election to have Shares withheld is made by Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, Optionee shall receive the full number of Shares with respect to which the Option is exercised but Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

            (c) FAIR MARKET VALUE. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the applicable laws (the "Tax Date").


      OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT OR CONSULTANCY AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.